UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/26/2016

STEPAN COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number:  1-4462

Delaware	36-1823834
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Edens and Winnetka Road, Northfield, Illinois 60093

(Address of principal executive offices, including zip code)

(847)446-7500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders

Stepan Company (“Stepan”) held its Annual Meeting of Stockholders on April 26, 2016 (the "Annual Meeting"). At the Annual Meeting, there were 19,199,006 shares represented to vote either in person or by proxy, or 86.11% of the outstanding shares, which represented a quorum. Stockholders voted on the following matters at the Annual Meeting: (i) election of three nominees to serve as directors until the annual meeting of stockholders to be held in the year 2019; (ii) approval of the material terms for qualified performance-based compensation under the Stepan Company 2011 Incentive Compensation Plan, As Amended; (iii) approval of the advisory resolution on the compensation of Stepan's named executive officers; and  (iv) ratification of the appointment of Deloitte & Touche LLP ("Deloitte") as Stepan's independent registered public accounting firm for 2016.

Set forth below are the matters acted upon at the Annual Meeting and final voting results on each such matter as reported by Stepan's inspector of elections.

Proposal 1: Election of Directors

NAME	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

Michael R. Boyce	14,366,882	2,499,998	30,707	2,301,419

F. Quinn Stepan	16,196,523	680,697	20,367	2,301,419

Edward J. Wehmer	16,520,319	354,800	22,468	2,301,419

Proposal 2: Approval of the Material Terms for Qualified Performance-Based Compensation Under the Stepan Company 2011 Incentive Compensation Plan, As Amended

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
16,579,602	289,045	28,940	2,301,419

Proposal 3: Approval of the Advisory Resolution on Compensation of Stepan's Named Executive Officers

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
16,638,863	175,908	82,816	2,301,419

Proposal 4: Ratification of Appointment of Deloitte as Independent Registered Public Accounting Firm for Fiscal Year 2016

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
19,022,639	148,774	27,593	-0-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEPAN COMPANY
Date: April 27, 2016
By: Kathleen Sherlock
Kathleen Sherlock
Assistant Secretary